EXHIBIT 99.1

Eledon Pharmaceuticals Reports Second Quarter 2023 Operating and Financial Results

Ninth patient dosed in ongoing Phase 1b trial evaluating tegoprubart in patients undergoing kidney transplantation; updated clinical data expected in the fourth quarter

Raised up to $185 million, including $35 million upfront, from leading investors

Successfully completed a non-human primate study for subcutaneous tegoprubart formulation

IRVINE, Calif., August 10, 2023 (GLOBE NEWSWIRE) -- Eledon Pharmaceuticals, Inc. (“Eledon”) (NASDAQ: ELDN) today reported its second quarter operating and financial results and reviewed recent business highlights.

“We have now transplanted nine patients in our ongoing Phase 1b kidney transplantation trial and remain highly encouraged by the results to date,” said David-Alexandre C. Gros, M.D., Chief Executive Officer. “We believe that tegoprubart could represent a significant advancement in immunosuppressive therapy following kidney transplantation and look forward to presenting updated data from our Phase 1b at a medical conference next quarter. In addition, we have started activating sites in our BESTOW Phase 2 kidney transplantation trial and are progressing towards dosing the first patient.”

Second Quarter 2023 and Recent Corporate Developments

•
Announced the closing of a financing worth up to $185 million, with $35 million in upfront funding and additional aggregate financing of up to $105 million, subject to achieving clinical development milestones, volume weighted share price levels, and trading volume conditions, as well as up to an additional $45 million upon exercise of warrants. If all commitments are met, the financing is expected to be sufficient to fund the Company through the completion of the Phase 2 BESTOW trial, subject to the achievement of specified milestones, including clinical development enrollment targets.
•
Dosed the ninth patient in the ongoing Phase 1b trial evaluating tegoprubart in patients undergoing kidney transplantation. This trial will be conducted in parallel with the Phase 2 BESTOW trial. The Company anticipates reporting updated interim clinical data from the Phase 1b study in the fourth quarter of 2023.
•
Successfully completed a preclinical, non-human primate study comparing subcutaneous and intravenous tegoprubart formulations. The study results demonstrated in an animal model that tegoprubart may be safely delivered subcutaneously and that similar blood levels of drug may be achieved by both routes of administration.

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Upcoming Anticipated 2023 Milestones

•
3Q 2023: Begin enrollment in the Phase 2 BESTOW trial of tegoprubart in kidney transplantation.
•
4Q 2023: Report updated interim clinical data from the ongoing Phase 1b trial of tegoprubart in kidney transplantation.

Second Quarter Financial Results

The company reported a net loss of $9.6 million, or $0.40 per share, for the three months ended June 30, 2023, compared to a net loss of $9.2 million, or $0.65 per share, for the same period in 2022.

Research and development expenses were $7.2 million for the three months ended June 30, 2023, compared to $5.7 million for the comparable period in 2022, an increase of $1.5 million. The increase in research and development spend primarily reflects an increase in clinical development costs, personnel costs and costs related to the production of clinical trial materials.

General and administrative expenses were $3.2 million for the three months ended June 30, 2023, compared to $3.5 million for the comparable period in 2022, a decrease of $0.3 million. The decrease was primarily related to lower professional service costs.

The company had approximately $71.4 million in cash and cash equivalents and short-term investments as of June 30, 2023, compared to $56.4 million in cash and cash equivalents as of December 31, 2022. Cash and cash equivalents and short-term investments at June 30, 2023 included net cash proceeds received from the Securities Purchase Agreement entered into on April 28, 2023.

About Eledon Pharmaceuticals and tegoprubart

Eledon Pharmaceuticals is a clinical stage biotechnology company with immunology expertise that is developing therapies to protect and prevent rejection of transplanted organs, as well as to treat amyotrophic lateral sclerosis (ALS). The Company’s lead compound in development is tegoprubart, an anti-CD40L antibody with high affinity for CD40 Ligand, a well-validated biological target with broad therapeutic potential. Eledon is headquartered in Irvine, California. For more information, please visit the Company’s website at www.eledon.com.

Follow Eledon Pharmaceuticals on social media: LinkedIn; Twitter

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about planned clinical trials, the development of product candidates, expected timing for initiation of future clinical trials, expected timing for receipt of data from clinical trials, the company’s capital resources and ability to finance planned clinical trials, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and are subject to numerous risks and uncertainties, including: risks relating to the safety and efficacy of our drug candidates; risks relating to clinical development timelines, including

EXHIBIT 99.1

interactions with regulators and clinical sides, as well as patient enrollment; risks relating to costs of clinical trials and the sufficiency of the company’s capital resources to fund planned clinical trials; and risks associated with the impact of the ongoing coronavirus pandemic. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward-looking statements contained herein, are discussed in our quarterly 10-Q, annual 10-K, and other filings with the U.S. Securities and Exchange Commission, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Stephen Jasper
Gilmartin Group
(858) 525 2047
stephen@gilmartinir.com

Media Contact:

Jenna Urban

Berry & Company Public Relations

(212) 253 8881

jurban@berrypr.com

Source: Eledon Pharmaceuticals

EXHIBIT 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$40,947	$56,409
Short-term investments	30,431	—
Prepaid expenses and other current assets	2,244	3,109
Total current assets	73,622	59,518
Operating lease asset, net	553	739
In-process research and development	32,386	32,386
Other assets	224	150
Total assets	$106,785	$92,793
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,197	$2,200
Current operating lease liabilities	390	363
Accrued expenses and other liabilities	2,313	3,912
Total current liabilities	4,900	6,475
Deferred tax liabilities	1,752	1,752
Non-current operating lease liabilities	184	383
Total liabilities	6,836	8,610

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized at June 30, 2023 and December 31, 2022:
Series X1 non-voting convertible preferred stock, $0.001 par value, 515,000 shares designated; 110,086 and 117,970 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Series X non-voting convertible preferred stock, $0.001 par value, 10,000 shares designated; 4,422 and 6,204 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized at June 30, 2023 and December 31, 2022; 23,043,933 and 13,776,788 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	23	14
Additional paid-in capital	323,142	287,034
Accumulated deficit	(223,216)	(202,865)
Total stockholders’ equity	99,949	84,183
Total liabilities and stockholders’ equity	$106,785	$92,793

EXHIBIT 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses
Research and development	$7,201	$5,743	$15,314	$12,378
General and administrative	3,153	3,540	6,150	6,764
Total operating expenses	10,354	9,283	21,464	19,142
Loss from operations	(10,354)	(9,283)	(21,464)	(19,142)
Other income, net	775	36	1,113	31
Net loss and comprehensive loss	$(9,579)	$(9,247)	$(20,351)	$(19,111)
Net loss per share, basic and diluted	$(0.40)	$(0.65)	$(1.06)	$(1.34)
Weighted-average common shares outstanding, basic and diluted	24,006,549	14,265,905	19,173,080	14,299,969